                                                                     EXHIBIT 4.5

                                    WARRANT
                 TO SUBSCRIBE FOR AND PURCHASE COMMON STOCK OF
                          MATRIX CAPITAL CORPORATION

     THIS CERTIFIES THAT, for value received, Keefe, Bruyette & Woods, Inc. (herein called "Purchaser") or its registered assigns is entitled to subscribe for and purchase from Matrix Capital Corporation (herein called the "Company"), a corporation organized and existing under the laws of the State of Colorado, at the price specified below (subject to adjustment as noted below) at any time from and after the first anniversary of this Warrant (the "Effective Date") to and including the fourth anniversary date of the Effective Date, twenty-five thousand (25,000) fully paid and nonassessable shares of the Company's Common Stock, par value $.0001 per share (subject to adjustment as noted below).

     The warrant purchase price (subject to adjustment as noted below) shall be $_____ per share.

             This Warrant is subject to the following provisions, terms and conditions:

     1.  Exercise.  The rights represented by this Warrant may be exercised by
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the holder hereof, in whole or in part, by written notice of exercise delivered to the Company prior to the intended date of exercise and by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company and upon payment to it by check of the purchase price for such shares. The Company agrees that the shares so purchased shall be and are deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Subject to the provisions of the next succeeding paragraph, certificates for the shares of stock so purchased shall be delivered to the holder hereof within a reasonable time, not exceeding 7 days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the holder hereof within such time.

     2.  Restriction on Transferability.     Notwithstanding the foregoing,
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however, the Company shall not be required to deliver any certificate for shares of stock upon exercise of this Warrant except in accordance with the provisions, and subject to the limitations, of Section 7 hereof. This Warrant shall not be sold, transferred, assigned or hypothecated for a period of one year from ___________, 1996 except to persons who are officers of the Purchaser, to a partnership comprised of such persons and the Purchaser, or by operation of law.

     3.  Covenants of the Company.  The Company covenants and agrees that all
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shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and issued, fully paid and nonassessable. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

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     4.  Anti-Dilution Adjustments.  The above provisions, however, are subject
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to the following:

         (a) The warrant purchase price from and after the date of issuance of this Warrant shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the warrant purchase price, the holder of this Warrant shall thereafter be entitled to purchase, at the warrant purchase price resulting from such adjustment, the number of shares obtained by multiplying the warrant purchase price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the warrant purchase price resulting from such adjustment.

         (b) In case the Company shall (i) declare a dividend upon the Common Stock payable in Common Stock or in any obligations or any securities of the Company which are convertible into or exchangeable for Common Stock (any of such obligations or securities being hereinafter called "Convertible Securities"), or in any rights or options to purchase Common Stock or Convertible Securities, or
(ii) declare any other dividend or make any other distribution upon the Common Stock other than out of earnings or earned surplus, then thereafter the holder of this Warrant upon the exercise hereof will be entitled to receive the number of shares of Common Stock to which such holder shall be entitled upon such exercise, and, in addition and without further payment therefor, each dividend described in clause (i) above and each dividend or distribution described in clause (ii) above which such holder would have received by way of dividends or distributions if continuously since such holder became the record holder of this Warrant such holder (i) had been the record holder of the number of shares of Common Stock then received, and (ii) had retained all dividends or distributions in stock or securities (including Common Stock or Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities) payable in respect of such Common Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock.

         (c) In case the Company shall at any time after the issuance of this Warrant subdivide its outstanding shares of Common Stock into a greater number of shares, the warrant purchase price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the warrant purchase price in effect immediately prior to such combination shall be proportionately increased.

         (d) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the warrant purchase price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and mailed to the registered holder hereof at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

         (e) Upon any adjustment of the warrant purchase price, then and in each such case, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holder of this Warrant, at the address of such holder as shown on the books of the Company, which notice shall state the warrant purchase price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         (f) In case at any time prior to the expiration or exercise of this
Warrant:

              (i) the Company shall declare any cash dividend on its Common Stock or any cash dividends at a rate in excess of the rate of the last cash dividend theretofore paid;

              (ii) the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

              (iii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

              (iv) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

              (v) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give written notice, by first-class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, of the date on which (A) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (B) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 30 days prior to the action in question and not less than 30 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

         (g) If any event occurs as to which the other provisions of this
Section 4 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the holder of this Warrant or of Common Stock in accordance with the essential intent and principles of such provisions, then this Warrant shall be adjusted in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.

         (h) No fractional shares of Common Stock shall be issued upon the exercise of this Warrant, but, instead of any fraction of a share which would otherwise be issuable, the Company shall pay a cash adjustment (which may be effected as a reduction of the amount to be paid by the holder hereof upon such exercise) in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock as of the close of business on the date of the notice required by Section 1 above. "Market price" for purposes of this Section 4(h) shall mean, if the Common Stock is traded on a securities exchange or on the Nasdaq National Market, the closing price of the Common Stock on such exchange or the Nasdaq National Market, or, if the Common Stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged over a period of 5 consecutive business days prior to the date as of which "market price" is being determined. If at any time the Common Stock is not traded on an exchange or the Nasdaq National Market, or otherwise traded in the over-the-counter market, the "market price" shall be deemed to be the higher of (i) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made, or (ii) the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within 15 days of the date as of which the determination is to be made.

     5.  Common Stock.  As used herein, the term "Common Stock" shall mean and
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include the Company's presently authorized Common Stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the shares purchasable pursuant to this Warrant shall include shares designated as Common Stock of the Company on the date of original issue of this Warrant or, in the case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in Section 4(d) above.

     6.  No Voting Rights.  This Warrant shall not entitle the holder hereof to
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any voting rights or other rights as a stockholder of the Company.

     7.  Notice of Transfer of Warrant or Resale of Shares.  Subject to the
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terms of Section 2 hereof, the holder of this Warrant, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant, in whole or in part, or transferring any Common Stock issuable or issued upon the exercise hereof of such holder's intention to do so, describing briefly the manner of any proposed transfer of this Warrant or such holder's intention as to the disposition to be made of shares of Common Stock issuable or issued upon the exercise hereof. Such holder shall also provide the Company with an opinion of counsel satisfactory to the Company to the effect that the proposed transfer of this Warrant or disposition of shares may be effected without registration or qualification (under any federal or state law) of this Warrant or the shares of Common Stock issuable upon the exercise hereof. Upon receipt of such written notice and opinion by the Company, such holder shall be entitled to transfer this Warrant, or to exercise this Warrant in accordance with its terms and dispose of the shares received upon such exercise or to dispose of shares of Common Stock received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by such holder to the Company, provided that an appropriate legend, if any, respecting the aforesaid restrictions on transfer and disposition may be endorsed on this Warrant or the certificates for such shares.

     8.  Transferability.  Subject to the provisions of Section 2 and Section 7
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hereof, this Warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant, when endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

     This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

     9.  Registration Rights.
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         9.1  Required Registration. During the four year period beginning on
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__________, 1997, if Form S-3 or any successor form ("Form S-3") promulgated by the Securities and Exchange Commission (the "Commission") is available for use by the Company and any record holder or holders of Purchased Stock (as defined in Section 9.6) and the Company shall receive a written request therefor from any such record holder or holders of an aggregate of at least a majority of the shares of Purchased Stock not theretofore registered under the Securities Act of 1933, as amended (the "Securities Act"), and sold, the Company shall prepare and file a registration statement on Form

S-3 under the Securities Act covering the shares of Purchased Stock which are the subject of such request and shall use its best efforts to cause such registration statement to become effective. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of shares of Purchased Stock not theretofore registered under the Securities Act and sold that such registration is to be effected. The Company shall include in such registration statement such shares of Purchased Stock for which it has received written requests and for which Form S-3 is available to register by such other record holders within 30 days after the delivery of the Company's written notice to such other record holders. The Company shall be obligated to prepare, file and cause to become effective only one such registration statement pursuant to this Section 9.1, and to pay the expenses associated with such registration statement. In the event that the holders of a majority of the Purchased Stock for which registration has been requested pursuant to this Section 9.1 determine for any reason not to proceed with a registration at any time before a registration statement has been declared effective by the Commission, and such registration statement, if theretofore filed with the Commission, is withdrawn with respect to the Purchased Stock covered thereby, and the holders of such Purchased Stock agree to bear their own expenses incurred in connection therewith and to reimburse the Company for the expenses incurred by it attributable to the registration of such Purchased Stock, then the holders of such Purchased Stock shall not be deemed to have exercised their right to require the Company to register Purchased Stock pursuant to this Section 9.1.

         If, at the time any written request for registration is received by the Company pursuant to this Section 9.1, the Company has determined to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities by it or any of its security holders, such written request shall be deemed to have been given pursuant to Section 9.2 hereof rather than this
Section 9.1, and the rights of the holders of Purchased Stock covered by such written request shall be governed by Section 9.2 hereof.

         Without the written consent of the holders of a majority of the Purchased Stock for which registration has been requested pursuant to this
Section 9.1, neither the Company nor any other holder of securities of the Company may include securities in such registration if in the good faith judgment of the managing underwriter of such public offering the inclusion of such securities would interfere with the successful marketing of the Purchased Stock or require the exclusion of any portion of the Purchased Stock to be registered.

         The rights granted by this Section 9.1 may be transferred to and are exercisable by subsequent transferees of any shares of Purchased Stock, except with respect to shares of Purchased Stock that have been registered under the Securities Act and sold.

         9.2  Incidental Registration.  During the six year period beginning on
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________________, 1997, each time the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities by it or any of its security holders (other than a registration statement on a form that does not permit the inclusion of shares by its security holders), the Company will give written notice of its determination to all record holders of Purchased Stock not theretofore registered under the Securities Act and sold no later than 30 days prior to the filing of a registration statement with the Commission, and upon the written request of a record holder of any shares of Purchased Stock given within 30 days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all such shares of Purchased Stock, the record holders of which have so requested registration thereof, to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Purchased Stock to be so registered; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration. If any registration pursuant to this Section 9.2 shall be underwritten in whole or in part, the Company may require that the Purchased Stock requested for inclusion pursuant to this
Section 9.2 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the reasonable judgment of the managing underwriter of such public offering the inclusion of all of the Purchased Stock originally covered by a request for registration would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of shares of Purchased Stock otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the holders thereof requesting such registration; provided, however, that after any such required reduction, the Purchased Stock to be included in such offering shall constitute at least 25% of the total number of shares to be included in such offering.

         The rights granted by this Section 9.2 may be transferred to and are exercisable by subsequent transferees of any shares of Purchased Stock, except with respect to shares of Purchased Stock that have been registered under the Securities Act and sold.

         9.3  Registration Procedures. If and whenever the Company is required
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by the provisions of Sections 9.1 or 9.2 hereof to effect the registration of shares of Purchased Stock under the Securities Act, the Company will:

              (a) prepare and file with the Commission a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

              (b) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

              (c) furnish to the security holders participating in such registration and to the underwriters of the securities being registered such number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

              (d) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request in writing within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

              (e) notify the security holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

              (f) notify such holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

              (g) prepare and file with the Commission, promptly upon the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Purchased Stock by such holder;

              (h) prepare and promptly file with the Commission and promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

              (i) advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

              (j) not file any amendment or supplement to such registration statement or prospectus to which a majority in interest of such holders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least two business days prior to the filing thereof, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law; and

              (k) at the request of any such holder, furnish (i) an opinion, dated as of the closing date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request; and (ii) letters dated as of the effective date of the registration statement and as of the closing date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request.

         9.4  Expenses.  With respect to Sections 9.1 and 9.2 hereof (except as
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otherwise provided in Sections 9.1 and 9.2), the Company shall bear the following fees, costs and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holders are required to bear such fees and disbursements), all internal Company expenses, all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, and the premiums and other costs of policies of insurance against liability (if any) arising out of such public offering. Fees and disbursements of counsel and accountants for the selling security holders, underwriting discounts and commissions and transfer taxes relating to the shares included in the offering by the selling security holders, and any other expenses incurred by the selling security holders not expressly included above, shall be borne pro rata by the selling security holders.

         9.5  Indemnification.
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              (a) The Company will indemnify and hold harmless each holder of shares of Purchased Stock which are included in a registration statement pursuant to the provisions hereof, its directors and officers, and any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the Securities Act, from and against, and will reimburse such holder and each such underwriter and controlling person with respect to, any and all loss, claim, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

              (b) Each holder of shares of Purchased Stock which are included in a registration statement pursuant to the provisions hereof will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, claim, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such holder specifically for use in the preparation thereof; provided, however that in no event shall any holder of shares of Purchased Stock be liable under any such indemnity for any amount in excess of the aggregate amount of proceeds such holder received from the sale of shares of Purchased Stock pursuant to such registration statement.

              (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 9.5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph
(a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying part of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Notwithstanding the foregoing, nothing in this Section 9.5 will obligate any indemnifying party, with respect to any proceeding or related proceedings in the same jurisdiction to be liable for the fees and expenses of more than one separate law firm at any one time for all such indemnified parties.

         9.6  Purchased  Stock  Definition.  "Purchased Stock" shall mean this
              ----------------------------
Warrant, and the shares of Common Stock of the Company issuable upon exercise of this Warrant and all shares of such Common Stock issued in exchange or substitution therefor, whether or not such securities (other than this Warrant) have in fact been issued, and the stock or other securities of the Company issued in a stock split or reclassification of, or a stock dividend or other distribution on or in substitution or exchange for, or otherwise in connection with, any of the foregoing securities, or in a merger or consolidation involving the Company or a sale of all or substantially all of the Company's assets. For purposes hereof, the record holder of this Warrant shall be treated as the record holder of the related Common Stock then issuable upon the exercise thereof. Nothing in this
Section 9.6 shall, however, be deemed to require the Company to register this Warrant, it being understood that the registration rights granted hereby relate only to shares of Common Stock of the Company and securities issued in substitution or exchange therefor.

     10. Optional Conversion.
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         (a) In addition to and without limiting the rights of the holder of this Warrant under the terms of this Warrant, the holder of this Warrant shall have the right (the "Conversion Right") to convert this Warrant or any portion thereof into shares of Common Stock as provided in this Section 10 at any time or from time to time after the first anniversary of the date hereof and prior to its expiration, subject to the restrictions set forth in paragraph (c) below. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder of this Warrant, without payment by the holder of any exercise price or any cash or other consideration, that number of shares of Common Stock equal to the quotient obtained by dividing the Net Value (as hereinafter defined) of the Converted Warrant Shares by the fair market value (as defined in paragraph (d) below) of a single share of Common Stock, determined in each case as of the close of business on the Conversion Date (as hereinafter defined). The "Net Value" of the Converted Warrant shares shall be determined by subtracting the aggregate warrant purchase price of the Converted Warrant Shares from the aggregate fair market value of the Converted Warrant Shares. Notwithstanding anything in this Section 10 to the contrary, the Conversion Right cannot be exercised with respect to a number of Converted Warrant Shares having a Net Value below $100. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder of this Warrant an amount in cash equal to the fair market value of the resulting fractional share.

         (b) The Conversion Right may be exercised by the holder of this Warrant by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in paragraph (a) above as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), but not later than the expiration date of this Warrant. Certificates for the shares of Common Stock issuable upon exercise of the Conversion Right, together with a check in payment of any fractional share and, in the case of a partial exercise, a new warrant evidencing the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder of this Warrant within 15 days following the Conversion Date.

         (c) In the event the Conversion Right would, at any time this Warrant remains outstanding, be deemed by the Company's independent certified public accountants to give rise to a material charge to the Company's earnings for financial reporting purposes, then the Conversion Right shall automatically terminate upon the Company's written notice to the holder of this Warrant of such adverse accounting treatment.

         (d) For purposes of this paragraph 10, the "fair market value" of a share of Common Stock as of a particular date shall be its "market price", calculated as described in Section 4(h) hereof.

     11. Governing Law.   All questions concerning this Warrant will be governed
         -------------
and interpreted and enforced in accordance with the internal law of the State of New York without regard to the principles of conflicts of law thereof.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of _________, 1996.

                                        MATRIX CAPITAL CORPORATION



                                        By:  __________________________________
                                             Name:
                                             Title:



                            RESTRICTION ON TRANSFER

          The securities evidenced hereby may not be transferred without compliance with the provisions of Section 7 hereof or registration under the Securities Act of 1933, as amended.

                              FORM OF ASSIGNMENT
                      (To Be Signed Only Upon Assignment)


          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________ this Warrant, and appoints ________________________ to transfer this Warrant on the books of the Company with the full power of substitution in the premises.


Dated:

In the presence of:



                                 _______________________________________________

                                 (Signature must conform in all respects to the name of the holder as specified on the face of this Warrant without alteration, enlargement or any change whatsoever, and the signature must be guaranteed in the usual manner)

                               SUBSCRIPTION FORM

          To be Executed by the Holder of this Warrant if such Holder
             Desires to Exercise this Warrant in Whole or in Part:

TO:   Matrix Capital Corporation (the "Company")

The undersigned _____________________________________

        Please insert Social Security or other identifying number of Subscriber:

                         _____________________________

hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder, _______ shares of the Common Stock provided for therein and tenders payment herewith to the order of the Company in the amount of $__________, such payment being made as provided on the face of this Warrant.

The undersigned requests that certificates for such shares of Common Stock be issued as follows:

                Name:_____________________________________

                Address:__________________________________

                Deliver to:_______________________________

                Address:__________________________________

and, if such number of shares of Common Stock shall not be all the shares of Common Stock purchasable hereunder, that a new Warrant for the balance remaining of the shares of Common Stock purchasable under this Warrant be registered in the name of, and delivered to, the undersigned at the address stated above.

Dated:

                                Signature:___________________________________

                                            Note: The signature on this
                                            Subscription Form must correspond
                                            with the name as written upon the
                                            face of this Warrant in every
                                            particular, without alteration or
                                            enlargement or any change whatever.